SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported) January 22, 2007

                           WELLSTONE FILTERS, INC.
	   ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


                                    Delaware
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               (State or other jurisdiction of incorporation)


         	0-28161                              33-0619264
	------------------------	 ---------------------------------
	(Commission File Number)         (IRS Employer Identification No.)


 300 Market Street, Suite 130-13, Chapel Hill, North Carolina       27516
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	   (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:  (919) 370-4408

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act.
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On January 17, 2007, Wellstone entered into a Patent License Agreement with Glycanex, BV, the supplier of the patented filter compound used in Wellstone cigarettes. Under the Patent License Agreement, Wellstone granted to Glycanex an exclusive right to the patent rights for all countries excepting the United States of America and its territories and possessions. Glycanex agreed to pay Wellstone a 3% royalty on net sales which exceed the minimum threshold of Euro 500,000. The consideration for the granting of the license to Glycanex was the cancellation of $120,000.00 owed to Glycanex for purchases of the filter compound.

         Two principal factors led to the decision to license Wellstone's key technology to Glycanex. First, Wellstone lacks cash at this time to pay Glycanex for the $ 120,000.00 which is owed and likewise lacks cash to defend any collection lawsuit. Wellstone also lacks at this time cash to fund marketing of its Wellstone cigarettes in the United States, but believes that with sufficient funding it can resume marketing. Secondly Wellstone believes that the technology is viable and that the licenses to Glycanex provide a possibility for Wellstone to receive royalty income from the exploitation of the technology outside the United States. Management believes that the Patent License Agreement validates the value of the technology.

Item 9.01. Exhibits

         1. Patent License Agreement dated January 17, 2007 between Wellstone and Glycanex BV.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  January 17, 2007             WELLSTONE FILTERS, INC



                                     By: /s/ Learned J. Hand
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                                     Learned J. Hand
                                     Chief Executive Officer